Exhibit 99.1

WORLD FUEL SERVICES CORPORATION TO HOST
FIRST QUARTER 2023 EARNINGS CONFERENCE CALL

MIAMI--(BUSINESS WIRE) — April 13, 2023 — World Fuel Services Corporation (NYSE:INT) invites you to participate in a conference call with its management team on Thursday, April 27, 2023 at 5:00 p.m. Eastern Time to discuss the Company’s first quarter results, as well as certain forward-looking information. The Company plans to release its first quarter results after the market closes on the same date.

Participants can access the live webcast or participate by phone by visiting the company’s website at https://ir.wfscorp.com/events. To join the conference call by phone, participants must pre-register and will then receive dial-in information and a PIN enabling access to the call. A replay of the webcast will be available and can be accessed in the same manner as the live webcast on the Company’s website through May 11, 2023.

About World Fuel Services Corporation
Headquartered in Miami, Florida, World Fuel Services is a global energy management company involved in providing energy procurement and related services, as well as transaction and payment management solutions to commercial and industrial customers, principally in the aviation, marine and land transportation industries. World Fuel Services also offers natural gas and electricity, as well as energy advisory services, including programs for sustainability solutions and renewable energy alternatives. World Fuel Services sells fuel and delivers services to its clients at more than 8,000 locations in more than 200 countries and territories worldwide.

For more information, visit www.wfscorp.com.

Contact:

Ira M. Birns
Executive Vice President & Chief Financial Officer
or
Glenn Klevitz, Vice President, Treasurer & Investor Relations
(305) 428-8000
investors@wfscorp.com